EXHIBIT 4.10

               Amendment No. 1 dated as of September 22, 1998 to the 364-Day Revolving Credit Facility dated as of June 10. 1997

     Reference is made to that certain 364-Day Revolving Credit Facility, dated as of June 10, 1997, (as amended the "364-Day Revolving Credit Facility") among Trigen Energy Corporation the "Borrowers"), Societe Generale (the "Issuing Bank and Agent") and the banks listed on the signature pages thereof. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the 364-Day Revolving Credit Facility.

     The undersigned agree as follows:

1. Article 1, Section 1.08 (c) is hereby amended to read as follows:
"(c) Utilization Fee. If on any day the sum of the outstanding aggregate principal amount of:

(i) the Loans, Unreimbursed Letters of Credit Obligations and the aggregate of all Letter of Credit Amounts, and

(ii) the Loans, Unreimbursed Letters of Credit Obligations, and the aggregate of all Letters of Credit Amounts as defined under the Other Credit Facility, exceeds $160,000,000, the Borrower shall pay to the Agent for the account of each Bank, a Utilization Fee. The Utilization Fee shall be paid quarterly in arrears on the last day of each calendar quarter and on the Repayment Date".

     2. The definition of "Utilization Fee" in Article 10, Section 10.01 is added in its entirety as follows:

"Utilization Fee" means the fee of 1.25% per annum of the aggregate daily amount of the Loans, Letters of Credit Amounts and Unreimbursed Letter of Credit Obligations as described in Section 1.08(e) of this Facility."

     3. Except as expressly amended herein (which Amendment shall be effective only in the specific instances and for the specific purposes provided herein) whenever the term "Facility" is used in the Agreement or the term "364-Day Revolving Credit Facility" is used in the Agreement and the other Loan Documents it shall be deemed to refer to and mean the 364-Day Revolving Credit Facility, as amended by this Amendment, and as the same may be subsequently amended or modified find time to time.

     4. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be deemed to be an original with the same effect as if the signature thereto and hereto were upon the same instrument.

     5. This Amendment No. 1 and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York (without giving effect to its choice of law principles over than Section 5-1401 of the General Obligations Law).

     6. This Amendment No. 1 shall be effective on the date first above written.

     IN WITNESS WHEREOF the undersigned have executed this Amendment No 1 as of this 22nd day of September, 1998.

                    TR1GEN ENERGY CORPORATION,
                    Company

                    By:  /s/ Stephen T. Ward
                    Name:  Stephen T. Ward
                    Title:  Treasurer

                    SOCIETE GENERALE, NEW YORK BRANCH,
                    Issuing Bank and Agent

                    By:  /s/ Betty Burg
                    Name: __Betty Burg
                    Title:  Director

                    COMPAGNIE FINANCIERE DE
                    CIC ET DE L'UNION EUROPEENNE, Bank

                    By:  /s/ Albert Calo/E. Longuet
                    Name:  Albert Calo/E. Longuet
                    Title:  Vice Pres./Vice Pres.

                    UNITED MISSOURI BANK, N.A., Bank

                    By:  /s/ David A. Proffitt
                    Name:  David A. Proffitt
                    Title:  Senior Vice President

                    CREDIT LOCAL DE FRANCE,
                    Bank

                    By: /s/ James R. Miller/Timothy Ononin
                    Name: James R. Miller/Timothy Ononin
                    Title: Gen'l Mgr./Asst. Vice President

                    MELLON BANK, N.A.,
                    Bank

                    By:  /s/ Peyton R. Latimer
                    Name:  Peyton R. Latimer
                    Title:  Senior Vice President

                    THE DAI-ICHI KANGYO BANK, LTD., Bank

                    By: _/s/ Andreas Panteli
                    Name:  Andreas Panteli
                    Title:  Senior Vice President

                    NATEXIS BANQUE,
                    Bank

                    By: /s/ Pieter J. van Tulder/John Rigo
                    Name:  Pieter J. van Tulder/John Rigo
                    Title:  VP & Mgr. / Asst. VP

                    CREDIT COMMERCIAL DE FRANCE,
                    Bank

                    By: _/s/ J.J. Salomon/Janine M. Ayoub
                    Name: _J.J. Salomon/Janine M. Ayoub
                    Title: _Senior VP/Asst. Treas.